UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant: ☐

Check the appropriate box:

☐ Preliminary Proxy Statement.

☐ Confidential, for use of the Commission Only (as Permitted by Rule 14a-6(e)(2)).

☐ Definitive Proxy Statement.

☒ Definitive Additional Materials.

☐ Soliciting Material Pursuant to § 240.14a-12.

DIGITAL INSIGHT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐ No fee required. ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
☒ Fee paid previously with preliminary materials.

☐        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

On January 31, 2007, Digital Insight Corporation, a Delaware corporation (the “Company”) entered into a memorandum of understanding with the plaintiffs regarding the settlement of two purported class action complaints that were previously disclosed in the Company’s proxy statement filed with the Securities and Exchange Commission on January 5, 2007.

As part of the settlement, the defendants deny all allegations of wrongdoing. The terms of the settlement contemplate that certain additional disclosures concerning the merger were made in the definitive proxy that was mailed to Digital Insight shareholders in connection with the vote on the merger. The parties also agreed that plaintiffs may seek attorneys’ fees and costs in the amount of $395,000. There will be no other payment in connection with the settlement. The settlement will be subject to customary conditions, including final documentation and court approval following notice to members of the proposed settlement class, as well as consummation of the proposed merger with Intuit Inc. If finally approved by the court, the settlement will resolve all of the claims that were or could have been brought on behalf of the proposed settlement class in the actions being settled, including all claims relating to the proposed merger and any disclosure made in connection with the proposed merger.